SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934
                       (Amendment No.        )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e) (2))
[  ]   Definitive Proxy Statement
[X ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section
       240.14a-11(c) or Rule 14a-12

                    PETER KIEWIT SONS', INC.
     (Name of Registrant as Specified in its Charter)

           Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]   No fee required
[  ]   Fee computed on table below per Exchange Act
       Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

------------------------------------------------------

2)  Aggregate number of securities to which
    transaction applies:

------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
    0-11*:

------------------------------------------------------

4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------

5)  Total fee paid: ----------------------------------

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as
 provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)  Amount previously paid: --------------------------

2)  Form, Schedule or Registration Statement No.: ----

3)  Filing party: ------------------------------------

4)  Date filed: --------------------------------------


----------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.




                           [PKS LETTERHEAD]





                                    June 2, 1999



Dear PKS Stockholder:

Subsequent to the mailing of the Proxy Statement dated April 23, 1999 and Proxy relating to the 1999 Annual Meeting of Stockholders, there has been a development that we are required by SEC regulations to advise stockholders of prior to the June 19
Annual Meeting.

Tait Johnson has recently announced his plans for retirement.
Pursuant to our Restated Certificate of Incorporation, if re-elected, Tait will be required to resign from the Board of Directors when his employment ends later this year.

If the proposed slate of directors is elected, a vacancy will occur when Tait resigns from the Board. In accordance with our Restated Certificate of Incorporation, the Board may choose to appoint someone to fill the unexpired term. However, the Board has not yet taken up consideration of how to handle the vacancy.

As required by SEC regulations, we are sending you another Proxy (and return envelope) in the event that this new information would prompt you to change your vote. If you have already submitted your Proxy and do not wish to change your vote, no additional action is required.

                                    Sincerely,


                                    /s/ Kenneth E. Stinson
                                    Kenneth E. Stinson
                                    Chairman of the Board


Enclosures




                 PETER KIEWIT SONS', INC.
      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
    THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 19, 1999

                             PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons', Inc.
held of record by the undersigned at the close of business on April 22, 1999, at the Annual Meeting of Stockholders to be held June 19, 1999, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3, 4 and 5. TO
ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU
ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND
RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.

Proposal 1: Approval of the 1999 Bonus Plan

To Approve the 1999 Bonus Plan
                     --- FOR  --- AGAINST  --- ABSTAIN

Proposal 2: Approval of the Qualification Amendment

To Approve the Qualification Amendment
                     --- FOR  --- AGAINST  --- ABSTAIN

Proposal 3: Approval of the Stock Ownership Amendment

To Approve the Stock Ownership Amendment
                     --- FOR  --- AGAINST  --- ABSTAIN

Proposal 4: Approval of the Non-Redeemable Series
Amendment

To Approve the Non-Redeemable Series Amendment
                     --- FOR  --- AGAINST  --- ABSTAIN

Proposal 5: Election of Directors

To elect the thirteen nominees specified as follows as
Directors:

Mogens C. Bay   Bruce E. Grewcock   Walter Scott, Jr.
Roy L. Cline    William L. Grewcock Kenneth E. Stinson
Richard W. Colf Tait P. Johnson     George B. Toll,
Jr.
James Q. Crowe  Peter Kiewit, Jr.
Richard Geary   Allan K. Kirkwood

                    --- FOR          --- WITHHOLD
                    all nominees     authority to vote
                    listed (except   for all nominees
                    as otherwise
                    specified below)


Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

     --------------------------------------
     --------------------------------------

           Please sign exactly as name appears below.
           [Name of Shareholder]


--------   ------------------------------------------
Date       Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.